Exhibit 10.2

                                                                EXECUTION COPY

                       AMENDMENT, FORBEARANCE AND WAIVER

               AMENDMENT, FORBEARANCE AND WAIVER, dated as of July 30, 2003 (this "Amendment"), to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Aurora Foods Inc. (the "Company"), the financial institutions parties thereto (the "Lenders") and the Agents.

                             W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to Company;

               WHEREAS, Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified as set forth below;

               WHEREAS, Company, Lenders and Agents have entered into an Amendment and Forbearance dated as of June 30, 2003 (the "June 2003 Forbearance"); and

               WHEREAS, Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that the forbearance granted pursuant to the June 2003 Forbearance be modified and extended as set forth below;

               NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         SECTION 2. Amendments to Credit Agreement.


         (a) Amendments to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended as follows:

            (i) The term "Secured Trade Credit Program" is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "Secured Trade Credit Program" means the business plan whereby Company has granted, in accordance with the terms of subsection 7.2A(vii), to the Credit Program Collateral Agent, for the ratable benefit of the Vendors, a second-priority lien on the Collateral pursuant to the Summary of Trade Creditor Lien attached hereto as Annex I in order to secure each Vendor's accounts payable due from Company arising in connection with the shipments of goods from such Vendor to Company, or the shipments of goods by such Vendor to, from or otherwise on behalf of Company.

            (ii) The term "Vendors" is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

            "Vendors" means those parties from time to time identified as vendors or carriers party to a Letter Agreement, dated as of July 2, 2003, from Company to such Vendor.

         (b) Amendments to Subsection 6.5. Subsection 6.5 of the Credit Agreement is hereby amended by deleting the last two sentences thereof in their entirety and inserting in lieu thereof the following:

               In addition, Company shall make its senior management (including, without limitation, its chief restructuring officer and chief financial officer), financial advisors and legal counsel available by phone or in person to the Lenders for discussion of its planned restructuring upon reasonable advance notice as often as may be requested; provided that Company shall have the right to participate in any such discussion with its financial advisors and legal counsel.

         SECTION 3. Extension of Initial Forbearance; Additional Forbearance.

         (a) Each of the Lenders agrees that, for the period from the Amendment Effective Date to the Section 3 Termination Date (as defined below), it will not exercise any of the remedies available to it, and will not instruct the Administrative Agent to exercise or consent to the Administrative Agent exercising any of the remedies available to it, in either case, under any of the Loan Documents (including, without limitation, to accelerate the Loans or terminate the Commitments as contemplated in Section 8 of the Credit Agreement) solely as a result of the occurrence of any Event of Default or Potential Event of Default arising under subsection 8.2(i) of the Credit Agreement by virtue of the failure of Company to make any scheduled interest payment required under (i) the Indenture dated as of July 1, 1998 with Wilmington Trust Company, as Trustee, (ii) the Indenture dated as of February 10, 1997 with Wilmington Trust Company, as Trustee or (iii) the Indenture dated as of July 1, 1997 with Wilmington Trust Company, as Trustee (collectively, the "Specified Indentures"; and any such non-payment, the "Specified Indenture Defaults"). The "Section 3 Termination Date" shall be the earliest of (i) September 15, 2003, (ii) the date on which each Specified Indenture Default has been cured or waived, through amendments to the Specified Indentures or otherwise, so long as Company has delivered to the Administrative Agent five days' prior written notice of its intent to cure any Specified Indenture Default by payment, (iii) the date on which a notice of acceleration under any Specified Indenture has been delivered to Company, (iv) the date on which any other Event of Default or Potential Event of Default shall arise or (v) the date on which Company shall fail to satisfy any of its obligations set forth in Section 6 of this Amendment or the Requisite Lenders provide a notice of termination as contemplated by paragraph (e) thereof.

         (b) Each of the Lenders further agrees that any interest that would otherwise accrue pursuant to subsection 2.2E of the Credit Agreement as a result of any Specified Indenture Default shall not accrue so long as no other Event of Default or Potential Event of Default has occurred and is continuing.

         (c) For the avoidance of doubt and notwithstanding the forbearance as granted or extended in the foregoing Section 3(a), the parties hereto hereby agree that if an Event of Default or Potential Event of Default arising as a result of any Specified Indenture Default has occurred and is continuing, in accordance with subsection 2.2D of the Credit Agreement, each Eurodollar Rate Loan shall be converted into a Base Rate Loan on the expiration date of the Interest Period applicable thereto and no Base Rate Loan may be converted into a Eurodollar Rate Loan.

         SECTION 4. Waiver. Any breach by Company of subsection 6.5 of the Credit Agreement as a result of its failure to conduct the monthly conference calls or provide progress reports regarding the completion of potential Asset Sales as described therein, and any Event of Default or Potential Event of Default arising therefrom, is hereby waived.

         SECTION 5. Conditions to Effectiveness of Amendment. This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied or waived (the "Amendment Effective Date"):

         (a) The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of (i) Company,
(ii) the Guarantor and (iii) the Requisite Lenders;

         (b) Holders of the Subordinated Notes under each Specified Indenture representing a majority of the principal amount of such Subordinated Notes (or such holders representing a lesser percentage of such Subordinated Notes as shall be acceptable to the Administrative Agent) shall have agreed to forbear with respect to each Specified Indenture Default (any such forbearance to extend at least until the Section 3 Termination Date, as defined herein);

         (c) Company shall have paid all accrued fees and expenses of counsel and other advisors to or for the benefit of the Administrative Agent then due and payable for which invoices have been presented to Company, and all interest required to be paid on the Loans in accordance with the terms of the Credit Agreement; and

         (d) After giving effect to the Amendment, no Event of Default or Potential Event of Default shall have occurred and be continuing, other than any Event of Default or Potential Event of Default referred to in Section 3 hereof.

         SECTION 6. Covenants of Company. To induce the Lenders parties hereto to enter into this Amendment, Company hereby covenants and agrees that, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 6. Failure to comply with any of these covenants will constitute an immediate Event of Default.

         (a) Company shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the steering committee of the Lenders (the "Steering Committee"), any first-day orders, whether in draft or final form, that contemplate payments in respect of pre-petition obligations, including any "critical vendor" motions, on or before August 15, 2003;

         (b) Company shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Steering Committee, any documents, whether in draft or final form, related to a plan of reorganization (a "Plan of Reorganization") and any disclosure statement in connection with a petition under Chapter 11 of the United States Bankruptcy Code contemporaneously with the delivery of such documents to J.W. Childs Equity Partners III, L.P. ("J.W. Childs"), and in any event by no later than August 15, 2003;

         (c) Company shall make its senior management (including, without limitation, its chief restructuring officer and chief financial officer), financial advisors and legal counsel available by phone or in person to the steering committee representing the Lenders for an update with respect to pending restructuring matters by no later than August 22, 2003; provided that Company shall have the right to participate in any such discussion with its financial advisors and legal counsel;

         (d) Company shall promptly deliver to the Administrative Agent any and all term sheets, letters of interest and other expressions of interest relating to a "stand-alone" proposal and any Plan of Reorganization or counterproposals relating to restructuring matters of Company, in each case offered by the holders of Company's Subordinated Notes or their affiliates or representatives; and

         (e) Company shall use its reasonable best efforts (i) to obtain a commitment in respect of a new credit facility that will provide Company with the appropriate level of liquidity needed as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, and (ii) to assist J.W. Childs concerning, and to engage in discussions with one or more financial institutions concerning, the new financings to be contemplated by the Plan of Reorganization to be submitted by Company to the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction. Company shall provide regular updates to FTI Consulting with respect to the foregoing, and shall provide such information and materials relating thereto as may be reasonably requested by FTI Consulting and may be disclosed to FTI Consulting, it being understood that if the Requisite Lenders, as advised by FTI Consulting, determine that they are not reasonably satisfied with the progress being made for such new credit facility and such new financings, the Requisite Lenders may terminate the agreement set forth in Section 3(a) of this Amendment by written notice to Company.

         SECTION 7. Representations and Warranties. As further consideration to induce the Lenders parties hereto to enter into this Amendment, Company hereby represents and warrants to the Administrative Agent and all of the Lenders that the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 8. Release. As further consideration to induce the Lenders parties hereto to enter into this Amendment, Company, on behalf of itself and each of its subsidiaries, represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, fixed or contingent, which Company or any of its subsidiaries may have, or claim to have, against the Administrative Agent or any Lender with respect to the Credit Agreement, any other Loan Document or the transactions contemplated hereby or thereby, and Company, on behalf of itself and each of its subsidiaries, hereby releases, acquits and forever discharges the Administrative Agent and each Lender, and their respective agents, employees, officers, directors, representatives, attorneys, affiliates, successor and assigns (collectively, the "Released Parties") from any and all claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that Company or any of its subsidiaries may have, or claim to have, against each of such Released Parties with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as of the Amendment Effective Date.

         SECTION 9. Effect on the Loan Documents. (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (b) The execution, delivery and effectiveness of this Amendment, including the forbearance set forth in Section 3 hereof and the waiver set forth in Section 4 hereof, shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 10. Acknowledgment of Performance Under Letter Agreement. The Lenders and the Agents acknowledge and agree that all obligations and undertakings set forth in that certain letter agreement dated June 30, 2003 have been satisfied; provided that with respect to the documents required to be delivered pursuant to paragraphs (1) and (2) therein, Company shall cause such documents to be updated, in form and substance satisfactory to the Steering Committee, by no later than August 31, 2003.

         SECTION 11. Costs, Expenses and Taxes. Company agrees to pay on demand all actual and reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered thereunder and hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent (including allocated costs of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder. Company further agrees to pay on demand all costs and expenses of the Administrative Agent and each of the Lenders, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses (including allocated costs of internal counsel) in connection with the enforcement of rights under this Section 11.

         SECTION 12. Affirmation of Subsidiary Guaranty, Pledge Agreement and Credit Agreement. The Guarantor hereby consents to the modification of the Credit Agreement contemplated hereby and each of Company and the Guarantor hereby acknowledge and agree that the guarantees contained in the Subsidiary Guaranty, the pledge of stock contained in the Pledge Agreement and the obligations contained in the Credit Agreement as modified hereby are, and shall remain, in full force and effect.

         SECTION 13. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with Company and the Administrative Agent.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                            AURORA FOODS INC.



                                            By:    /s/ Ronald B. Hutchison
                                                ---------------------------
                                            Name:  Ronald B. Hutchison
                                            Title:  CRO

                                            SEA COAST FOODS, INC.


                                            By:    /s/ Ronald B. Hutchison
                                                 ---------------------------
                                            Name:  Ronald B. Hutchison
                                            Title:  CRO

                                            JP MORGAN CHASE BANK (formerly
                                            known as The Chase Manhattan
                                            Bank), as Administrative Agent an
                                            Lender

                                            By:    /s/ Thomas F. Maher
                                                ---------------------------
                                            Name:  Thomas F. Maher
                                            Title:  Managing Director